UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2007

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As of August 15, 2007, Henry L. Taylor has left his position as Accuride Corporation’s (the “Company”) Senior Vice President / Sales and Marketing.

On August 20, 2007, the Company issued a press release announcing the appointment of Richard F. Schomer as its Senior Vice President / Sales and Marketing.  A copy of the press release is attached hereto as Exhibit 99.1.

Prior to joining the Company, Mr. Schomer served as a Principal at MR3 LLP, a business consulting firm he established, since August 2000, where he advised new enterprises in market development, product development, and quality and production improvement.  Prior to his experience at MR3 LLP, Mr. Schomer served as an executive at AutoLign Mfg. Group, Peregrine Incorporated, Lucas Varity (now TRW) and Freudenberg — NOK.  Mr. Schomer received a Bachelor of Science degree from Defiance College where he majored in business management.  Mr. Schomer is 51 years old.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1                           Press Release of Accuride Corporation, dated August 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: August 20, 2007	/s/ David K. Armstrong
David K. Armstrong
Senior Vice President/Chief Financial Officer and
General Counsel